Exhibit 23

One East Fourth Street, Suite 1200, Cincinnati, Ohio 45202 P. 513.241.3111 | F. 513.241.1212

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (No. 333-285259) on Form S-8 of Mercer Bancorp, Inc. of our report dated December 19, 2025, relating to the consolidated financial statements of Mercer Bancorp, Inc. and subsidiary for the year ended September 30, 2025, appearing in this Annual Report in Form 10-K for the year ended September 30, 2025.

/s/ Clark, Schafer, Hackett & Co.

Cincinnati, Ohio

December 19, 2025